Exhibit 99.1

Renewable Energy Group Reports First Quarter 2013 Financial Results

Q1 2013 Key Achievements

•	39 million gallons sold, up 14% compared to Q1 2012

•	40 million gallons produced, up 4% compared to Q1 2012

•	Adjusted EBITDA of $22 million

•	Net income of $46 million up from $14 million in Q1 2012

•	Demand driven by reinstated blenders tax credit, increased RVO for 2013, biodiesel RINs and new counter-seasonal demand

Ames, IA, May 1, 2013 /Business Wire/—Renewable Energy Group, Inc. (NASDAQ:REGI) today announced its financial results for the quarter ended March 31, 2013.

First quarter 2013 adjusted EBITDA was $22.0 million after adjusting for the $57.4 million related to the 2012 retroactive reinstatement of the Biodiesel Mixture Excise Tax Credit, commonly referred to as the blenders tax credit (BTC). The first quarter 2012 adjusted EBITDA was $12.7 million before including the allocation of the 2012 retroactive BTC of $10.4 million. REG sold 38.9 million gallons of biodiesel in the first quarter, an increase of 14% compared to the same period in 2012.

“This was our strongest first quarter ever for production and gallons sold,” said Daniel J. Oh, President and Chief Executive Officer. “Biodiesel demand is being driven by a number of positive factors including the 2013 RVO and biodiesel’s ability to meet certain advanced biofuel targets that are not being fulfilled by imported sugar cane ethanol.”

Oh added, “Demand also benefited from the reinstated tax credit, and new counter-seasonal markets such as Northeast heating oil. We are optimistic about industry conditions for the months ahead, and are taking concrete actions to capitalize on them.”

Operating Highlights

During the quarter, REG positioned itself to capitalize on strong demand opportunities. Biodiesel RINs can be used to fulfill the advanced biofuel and renewable fuel (corn ethanol) renewable volume obligations (RVO) in addition to biomass based diesel volumes. In the future, strong demand is expected from petroleum refiners and importers using biodiesel to fulfill advanced biofuels targets.

As a result of ongoing yield and throughput improvement programs across the company’s manufacturing sites, REG was able to produce 39.9 million gallons of biodiesel, compared to 38.5 million gallons in the same period in 2012. The company built inventory of its higher cloud point biodiesel in anticipation of warmer weather sales during 2013.

The company added another northeast U.S. distribution point in Rochester, New York to meet extended winter heating oil blending demand. The company remains on track to complete its lower cost feedstock upgrade at the Albert Lea, Minnesota facility in Q2. REG’s New Boston, Texas plant is serving as a terminal location while repair activity is underway with biodiesel production planned to begin in Q2. In addition, we have approval and are proceeding on the construction of barge load out capabilities at our Seneca, Illinois facility to expand distribution capabilities. The project is expected to be completed in the first quarter 2014.

After the close of the quarter, the company signed a contract manufacturing agreement with Iowa Renewable Energy, LLC to use their 30 million gallon per year, multiple feedstock biorefinery in Washington, Iowa.

First Quarter 2013 GAAP Financial Results

All figures refer to the quarter ending March 31, 2013, unless otherwise noted.

During the quarter, the average B100 price per gallon sold by REG was $4.44, a decrease of 8% from Q1 2012. REG sold 38.9 million gallons of biodiesel, an increase of 14% when compared to Q1 2012.

Gross profit was $86.7 million, a 409% increase when compared to Q1 2012. Gross margin was 26%.

Operating income of $77.1 million increased substantially compared to $4.1 million in Q1 2012.

Net income attributable to common stockholders was $38.4 million, or $1.25 fully diluted per share. This compares to $40.0 million, or $0.06 fully diluted per share during the first quarter of 2012.

First Quarter 2013 Adjusted Financial Results

All figures refer to the quarter ending March 31, 2013, unless otherwise noted.

On January 2, 2013, the American Taxpayer Relief Act of 2012 reinstated the blenders tax credit (BTC) for 2013 and retroactively reinstated the credit for 2012. Although the retroactive benefit is associated with activity that took place in 2012, GAAP requires this benefit to be recognized in the period in which the law was passed. All GAAP results presented here and in the company’s SEC filings reflect the full value of the 2012 benefit in the first quarter of 2013. In order to aid in period-to-period comparisons, the company is also presenting selected financial data adjusted to approximate the effect of the 2012 BTC benefits as if they were earned in the period in which the associated economic activity transpired.

Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization and further adjusted for certain items identified below under “Adjusted EBITDA Reconciliation”, was $22.0 million after adjusting the $57.4 million net benefit related to the 2012 retroactively reinstated BTC for the quarter. The 2012 adjusted EBITDA presented below allocates the $57.4 million net benefit from the 2012 retroactive reinstatement of the BTC based upon the biodiesel gallons sold during the quarter. First quarter 2013 adjusted EBITDA removes the net benefit of $57.4 million which was previously allocated to 2012.

Our GAAP revenues in the quarter were $339.3 million. This compares to our GAAP revenues in Q1 2012 of $188.2 million. GAAP revenues in the first quarter of 2013 include $127 million related to 2012 blenders tax credit, of which approximately $70 million was owed by the company to customers under contractual arrangements related to potential reinstatement of the BTC.

The table below summarizes REG’s recent results as adjusted for the BTC.

REG Q1 2013 Revenues and Adjusted EBITDA Summary (dollars and gallons in thousands)
	Q1 13	Q1 12		Y/Y Growth
Gallons sold	38,876	34,087		14%

GAAP Treatment – 2012 BTC Benefit in Q1 2013
Total Revenues	$339,284	$188,247		80%
Adjusted EBITDA	$79,354	$12,719		524%

Restated to allocate 2012 BTC benefit into 2012
Adjusted EBITDA	$21,982	$23,167	(1)	(5)%
Adjusted EBITDA margin	6.5%	12.3%

(1)	The first quarter 2012 adjusted EBITDA was $12.7 million before including the allocation of the 2012 retroactive BTC of $10.4 million, totaling $23.2 million adjusted EBITDA. This is based upon an estimated sales allocation based on pro rata sales gallons across 2012. Comparing the $22.0 million to $12.7 million, is a 73% increase.

Balance Sheet and Liquidity

At March 31, 2013, REG had cash and cash equivalents of $49.0 million. The company utilized cash during the first quarter 2013 to build summer blend inventory to take advantage of favorable margins and anticipated increased demand. Total inventory was $89.5 million as of March 31, 2013. Accounts receivable was $172.5 million and accounts payable was $116.8 million at March 31, 2013, with the majority of the increase of approximately $127 million and $70 million, respectively, due to the recognition of the 2012 retroactively reinstated BTC, as well as increased sales and production. Borrowings on our Wells Fargo line of credit were $27.4 million at March 31, 2013, reflective of our increased production to meet increasing demand.

Adjusted EBITDA Reconciliation

We use earnings before interest, taxes, depreciation and amortization, adjusted for certain additional items, identified in the table below, or Adjusted EBITDA, as a supplemental performance measure. We present Adjusted EBITDA because we believe it assists investors in analyzing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA to evaluate, assess and benchmark our financial performance on a consistent and a comparable basis and as a factor in determining incentive compensation for our executives.

The following table provides our Adjusted EBITDA for the periods presented, as well as a reconciliation to net income:

(In thousands)	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
Net income	$46,403	$14,017
Adjustments:
Income tax expense	30,189	1,363
Interest expense	576	1,053
Other income (expense), net	(117)	(37)
Change in fair value of Seneca Holdco liability	—	(349)
Change in fair value of preferred stock conversion feature embedded derivatives	—	(11,975)
Stock issued for glycerin agreement termination	—	1,898
Straight-line lease expense	(159)	(102)
Depreciation	2,080	2,026
Amortization	(199)	(139)
Non-recurring business interruption	(863)	—
Cash-in-lieu board of director stock compensation	88	—
Non-cash stock compensation	1,356	4,964

Adjusted EBITDA before blenders tax credit	79,354	12,719
2012 Retroactive blenders tax credit	(57,372)	10,448

Adjusted EBITDA	$21,982	$23,167

Adjusted EBITDA is a supplemental performance measure that is not required by, or presented in accordance with, generally accepted accounting principles, or GAAP. Adjusted EBITDA should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as alternatives to cash flows from operating activities or a measure of our liquidity or profitability. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for any of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures for capital assets or the impact of certain cash clauses that we consider not to be an indication of our ongoing operations;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital requirements;

•	Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;

•

On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which reinstated a set of tax extender items including the reinstatement of the federal biodiesel blenders tax credit for 2013 and retroactively reinstated credit for 2012. The retroactive credit for 2012 results in a net benefit to us that is recognized in first quarter of 2013, which relates to the operating performance and results of 2012 and is thus eliminated;

•

Non-recurring business interruption charge at one of our production facilities in November 2012; we have reflected the gain contingency from 2012 into our operating performance having received the corresponding insurance proceeds in February 2013;

•	Non-cash stock compensation expense is an important element of our long term incentive compensation program, although we have excluded it as an expense when evaluating our operating performance; and

•	Other companies, including other companies in our industry, may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

About Renewable Energy Group

Renewable Energy Group® is a leading North American biodiesel producer with a nationwide distribution and logistics system. Utilizing an integrated value chain model, Renewable Energy Group is focused on converting natural fats, oils and greases into advanced biofuels. With 227 million gallons of active annual nameplate production capacity at biorefineries across the country, REG is a proven biodiesel partner in the distillate marketplace.

For more than a decade, REG has been a reliable supplier of biodiesel which meets or exceeds ASTM quality specifications. We sell REG-9000® biodiesel to distributors so Americans can have cleaner burning fuels that help lessen our dependence on foreign oil and reinforce food security. REG-9000® branded biodiesel is distributed in most states in the U.S.

Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the biodiesel industry, the timing for commencement of operations at the New Boston, TX, production facility and the completion of upgrades at the Albert Lea, Minnesota facility. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the effect of governmental programs on our business; government policymaking and mandates relating to renewable fuels; the future price and volatility of feedstocks; the future price and volatility of petroleum and products derived from petroleum; expected future financial performance; our liquidity and working capital requirements; availability of federal and state governmental tax credits and incentives; anticipated trends and challenges in our business and competition in the markets in which we operate; our ability to estimate our feedstock demands and biodiesel sales; our dependence on sales to a limited number of customers and distributors; technological obsolescence; our expectations regarding future expenses; our ability to successfully implement our acquisition strategy; and other risks and uncertainties described from time to time in REG’s annual report on Form 10-K, quarterly reports on Forms 10-Q and other periodic filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release and REG does not undertake to update any forward-looking statements based on new developments or changes in our expectations.

Contacts

Investor Relations: ICR, LLC Gary Dvorchak, CFA Senior Vice President +1 (310) 954-1123 gary.dvorchak@icrinc.com	Company: Renewable Energy Group, Inc. Chad Stone Chief Financial Officer +1 (515) 239-8091 Chad.Stone@regi.com

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
REVENUES:
Biodiesel sales	$189,255	$182,780
Biodiesel government incentives	149,987	5,387

	339,242	188,167
Services	42	80

	339,284	188,247

COSTS OF GOODS SOLD:
Biodiesel	240,799	153,467
Biodiesel—related parties	11,730	17,669
Services	60	77

	252,589	171,213

GROSS PROFIT	86,695	17,034
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (includes related party amounts of $2 and $149 for the three months ended March 31, 2013 and 2012, respectively)	9,644	12,962

INCOME FROM OPERATIONS	77,051	4,072

OTHER INCOME (EXPENSE), NET:
Change in fair value of preferred stock conversion embedded derivative	—	11,975
Change in fair value of Seneca Holdco liability	—	349
Other income	117	37
Interest expense (includes related party amounts of $20 and $17 for the three months ended March 31, 2013 and 2012, respectively)	(576)	(1,053)

	(459)	11,308

INCOME BEFORE INCOME TAXES	76,592	15,380
INCOME TAX EXPENSE	(30,189)	(1,363)

NET INCOME	46,403	14,017

EFFECTS OF RECAPITALIZATION	—	39,107
LESS—ACCRETION OF SERIES A PREFERRED STOCK TO REDEMPTION VALUE	—	(1,808)
LESS—CHANGE IN UNDISTRIBUTED DIVIDENDS ALLOCATED TO PREFERRED STOCKHOLDERS	(839)	(1,451)
LESS—EFFECT OF PARTICIPATING PREFERRED STOCK	(6,510)	(7,615)
LESS—EFFECT OF PARTICIPATING SHARE-BASED AWARDS	(619)	(2,201)

NET INCOME ATTRIBUTABLE TO THE COMPANY’S COMMON STOCKHOLDERS	$38,435	$40,049

NET INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
BASIC	$1.25	$1.60

DILUTED	$1.25	$0.06

WEIGHTED AVERAGE SHARES USED TO COMPUTE NET INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
BASIC	30,639,284	25,074,194

DILUTED	36,628,662	30,917,291

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

AS OF MARCH 31, 2013 AND DECEMBER 31, 2012

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	March 31, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$48,977	$66,785
Accounts receivable, net (includes amounts owed by related parties of $554 and $771 as of
March 31, 2013 and December 31, 2012, respectively)	172,493	18,768
Inventories	89,513	45,206
Deferred income taxes	2,545	2,512
Prepaid expenses and other assets	18,371	15,812

Total current assets	331,899	149,083

PROPERTY, PLANT AND EQUIPMENT, NET	250,858	242,885
PROPERTY, PLANT AND EQUIPMENT, NET—VARIABLE INTEREST ENTITY	5,350	5,405
GOODWILL	84,864	84,864
DEFERRED INCOME TAXES	—	969
OTHER ASSETS (includes amounts owed by related parties of $352 and $692 as of March 31, 2013 and December 31, 2012, respectively)	12,726	12,578

TOTAL ASSETS	$685,697	$495,784

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Revolving line of credit	$27,437	$—
Current maturities of notes payable	25,023	4,955
Current maturities of notes payable—variable interest entity	290	283
Accounts payable (includes amounts owed to related parties of $3,038 and $2,950 as of March 31, 2013 and December 31, 2012, respectively)	116,785	28,131
Accrued expenses and other liabilities	30,476	6,475
Deferred revenue	1,361	—

Total current liabilities	201,372	39,844

UNFAVORABLE LEASE OBLIGATION	8,752	9,035
DEFERRED INCOME TAXES	1,603	—
NOTES PAYABLE	6,986	27,776
NOTES PAYABLE—VARIABLE INTEREST ENTITY	3,955	4,030
OTHER LIABILITIES	7,198	7,292

Total liabilities	229,866	87,977

COMMITMENTS AND CONTINGENCIES
SERIES B PREFERRED STOCK ($.0001 par value; 3,000,000 shares authorized; 2,993,966 and 2,995,106 shares outstanding at March 31, 2013 and December 31, 2012, respectively; redemption amount $74,849 and $74,878 at March 31, 2013 and December 31, 2012, respectively)	83,011	83,043
EQUITY:
Company stockholders’ equity:
Common stock ($.0001 par value; 140,000,000 shares authorized; 30,649,061 and 30,559,935 shares outstanding at March 31, 2013 and December 31, 2012, respectively)	3	3
Common stock—additional paid-in-capital	275,800	273,989
Warrants—additional paid-in-capital	147	147
Retained earnings	100,226	53,823

Total paid-in capital and retained earnings	376,176	327,962
Treasury stock (484,660 and 462,985 shares outstanding at March 31, 2013 and
December 31, 2012, respectively)	(3,356)	(3,198)

Total stockholders’ equity	372,820	324,764

TOTAL LIABILITIES AND EQUITY	$685,697	$495,784